UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2007
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50425	77-0436313
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 3, 2007, our Board of Directors adopted amendments to our Amended and Restated Bylaws (the “Bylaws”). The amendments were effective upon adoption by our Board of Directors. The changes to our Bylaws include the following amendments:
•	to eliminate provisions relating to actions by written consent of stockholders that were effective prior to the Company’s initial public offering, but that have not been effective or applicable since the initial public offering; and

•	to make affirmative provision for the issuance and transfer of uncertificated shares of capital stock in accordance with requirements of the electronic Direct Registration System (“DRS”) administered by the Depository Trust Company.
The foregoing description of the amendments to our Bylaws is qualified in its entirety by reference to our Bylaws, as amended on December 3, 2007, a copy of which is attached hereto as Exhibit 3.02 and incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
          The following exhibit is filed herewith:

Exhibit Number	Description
3.02	Amended and Restated Bylaws, as Amended as of December 3, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: December 6, 2007	By:	/s/ Laura Randall Woodhead
Laura Randall Woodhead
Vice President, Legal Affairs

Exhibit Index

Exhibit Number	Description
3.02	Amended and Restated Bylaws, as Amended as of December 3, 2007